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                                                                    Exhibit 10.4

                           SOFTWARE LICENSE AGREEMENT

                  This Software License Agreement ("Agreement"), dated as of July 14, 2000, by and among Reliance Insurance Company, a Pennsylvania insurance company and an indirect, wholly-owned subsidiary of Parent ("Reliance" or "Licensor"), Kemper Casualty, Inc., a Delaware corporation ("KCI") and Kemper Casualty Insurance Company, an Illinois insurance company and wholly-owned subsidiary of KCI ("Kemper" and together with KCI, "Purchasers" or "Licensee"), (Reliance, Kemper and KCI individually, a "Party" and collectively, the "Parties").

                                    RECITALS:

                  WHEREAS, Licensor has developed the Software (as defined below);

                  WHEREAS, pursuant to the Transfer and Purchase Agreement dated as of July 14, 2000 (the "Business Transfer Agreement"), entered into by and among Reliance Group Holdings, Inc., a Delaware corporation ("Parent"), Reliance, Reliance National Indemnity Company, a Wisconsin insurance company and a wholly-owned subsidiary of Reliance ("RNIC"), United Pacific Insurance Company, a Pennsylvania insurance company and a wholly-owned subsidiary of Reliance ("UPIC"), Reliance Insurance Company of Illinois, an Illinois insurance company and a wholly-owned subsidiary of Reliance ("RICI") and Reliance National Insurance Company, a Delaware insurance company and a wholly-owned subsidiary of Reliance ("Reliance National Insurance") and Reliance Universal Insurance Company, a California insurance company and wholly-owned subsidiary of Reliance ("RUIC") (Reliance, RNIC, UPIC, RICI, Reliance National Insurance and RUIC, collectively, the "Seller Insurer Parties", and together with Parent, the "Seller Parties"), Kemper Casualty Insurance Company, an Illinois insurance company and wholly-owned subsidiary of KCI ("Kemper" and together with KCI, "Purchasers") and solely for purposes of Section 7.12 therein, Lumbermens Mutual Casualty Company, an Illinois mutual insurance company ("Lumbermens"). The Seller Parties are transferring to Purchasers the Business (as defined in the Business Transfer Agreement);

                  WHEREAS, pursuant to Section 5.16 of the Business Transfer Agreement and subject to the terms and conditions herein, Licensor has agreed to grant to Licensee the right and license to use the Software; and

                  WHEREAS, subject to the terms and conditions hereinafter set forth, Licensee desires to obtain such license as contemplated in the Business Transfer


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Agreement and Licensor is willing to grant to Licensee such license.

                  NOW THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein and the entering into of the Business Transfer Agreement and the Ancillary Agreements (as defined in the Business Transfer Agreement), in reliance upon the representations, warranties, conditions and covenants contained therein, and upon the transactions contemplated thereby, the parties hereby agree as follows:

1.       DEFINITIONS.

                  As used herein, the following terms have the following respective meanings:

         1.1. "Confidential Information" shall mean the items subject to Section
5.17 of
the Business Transfer Agreement and including, without limitation, the source and object code included in Section 2.3 hereof.

         1.2. "Derivative Work" means a revision, modification, abridgment, expansion, adaptation into other operating systems, or other manipulation of the Software, or any other form in which the Software may be recast, transferred or adapted.

         1.3. "Documentation" means all Software (as defined below) specifications, flow charts, user and systems manuals and all other written materials that are required to use, install, maintain and/or enhance the Software in Licensor's possession as of the date of the Business Transfer Agreement.

         1.4. "Intellectual Property Right" means any patent, copyright, trademark, service mark (and any application or registration respecting the foregoing), trade secret, know-how and other intellectual property right of any type.

         1.5. "Software" means Proprietary Software (as defined in the Business Transfer Agreement and listed in Schedule 3.14 (c) (i)).






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                  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Business Transfer Agreement.

2.       GRANT OF LICENSE

         2.1. Grant of License in Software. Licensor hereby grants to Licensee and its affiliates, subsidiaries, successors and permitted assigns, a perpetual (subject to Section 4), non-exclusive, assignable (subject to Section 3.1), transferable (subject to Section 3.1), royalty-free license:

                  2.1.1 to use, copy, display and distribute the Software solely for the use of Licensee, its customers, agents, its affiliates, subsidiaries, successors and permitted assigns, provided each such customer, agent or permitted assign shall have entered into a written agreement binding such entity to the terms hereof, including without limitation the confidentiality provisions of Section thereof, and providing that such person or entity may not sub-license the Software or permit any other person or entity to use same.

                  2.1.2 to create Derivative Works from the Software.

         2.2. Nonexclusivity of License. Licensee agrees that the license granted herein to the Software shall be non-exclusive to Licensee and that nothing herein shall prohibit Licensor from using the Software for any purpose and granting licenses in respect of such Software.

         2.3. Delivery. As soon as reasonably practicable following the date hereof, Licensor shall deliver to Licensee one copy of all Software (in source and object code).

         2.4. Error Correction and Training.

                  2.4.1 For a period of six (6) months after the Closing Date, if either Party identifies an error or bug in the Software and such Party corrects such error condition with a modification or addition to the Software ("Error Correction"), such Party agrees to provide the other Party with such Error Correction. A list of all known and uncorrected bugs or other errors with the Software, if any, is attached hereto as Schedule A. Each Party agrees that for a period of six (6) months from the Closing Date, any newly discovered error or bug in the Software shall be reported in writing to the other Party within ten
         (10) business days of such discovery.


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                  2.4.2 Licensor shall provide user business training for up to twelve (12) people for a total of two (2) business days and during the Transition Period (as defined in Section 3.1 of the Transition Agreement between Seller Parties and the Purchasers) training during normal business hours with Seller Parties core programmer staff (as identified on Schedule 5.13 of the Business Transfer Agreement) sufficient to provide programming proficiency on Proprietary Software to Purchasers' skilled programmers, all such training to be given at Seller Parties' 77 Water Street, New York City location. Seller Parties obligations under this Section 2.4.2 shall terminate in the event that the persons identified on Schedule 5.13 of the Business Transfer Agreement are no longer employed by Seller Parties or any entity to which they have outsourced their Information Technology department or its functions.

                  2.5. Ownership.

                  2.5.1 Title to Software. The parties acknowledge and agree that, as between Licensee and Licensor, Licensor shall retain ownership of the Intellectual Property Rights in the Software and Licensee will not take any action with respect to the Software inconsistent with the foregoing acknowledgment.

                  2.5.2 Derivative Works. The parties acknowledge and agree that, as between Licensee and Licensor, Licensor shall retain ownership of the Intellectual Property Rights in and to any Derivative Works of the Software developed by Licensor, and Licensee shall retain ownership of the Intellectual Property Rights in and to any Derivative Works of the Software developed by Licensee.

                  2.5.3 Third Party Licenses. Licensee acknowledges that licensor is bound by certain third party software licenses which affect Licensee's use of the Software and agrees to act in compliance with these third party software licenses and the Business Transfer Agreement with respect thereto.

3.       ASSIGNMENT.

         3.1. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as set forth in Article 2, this Agreement may not be transferred, sublicensed or assigned in whole or in part by Licensee, to any third party, without the prior written consent of the Licensor, such consent not to be unreasonably withheld, except to affiliates, subsidiaries, permitted assigns and a successor to all or substantially all of the business or assets of Licensee.



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4.       TERMINATION.

         4.1. This Agreement shall continue in effect unless terminated as provided herein.

         4.2. If either party to this Agreement materially breaches any of its obligations under this Agreement, then the other party may terminate this Agreement on thirty (30) days' written notice to the defaulting party; provided that such notice of termination shall be of no further force or effect if the default is cured by the defaulting party to the reasonable satisfaction of the non-defaulting party within thirty (30) days after receipt of such notice.

         4.3. Termination of this Agreement for any reason shall not affect (i) those obligations which have accrued as of the date of termination and (ii) those obligations which, from the context thereof, are intended to survive termination of this Agreement.

5.       INDEMNIFICATION.

         5.1. Subject to the indemnification provisions contained in the Business Transfer Agreement, and as shall be applied to this Agreement, Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates, and their respective directors, officers, employees and agents, harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees in connection with any action, suit or proceeding) incurred or suffered by Licensee or its Affiliates arising out of any breach of this Agreement on the part of the Licensor.

         5.2. Subject to the indemnification provisions contained in the Business Transfer Agreement, and as shall be applied to this Agreement, Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates, and their respective directors, officers, employees and agents, harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees in connection with any action, suit or proceeding) incurred or suffered by Licensor or its Affiliates arising out of any breach of this Agreement on the part of the Licensee.

6.       INFRINGEMENT.

         6.1. Licensee agrees to notify Licensor in writing promptly after becoming aware of any actual or potential infringement of the Software by any third party or of any actual or threatened claim of infringement by any third party against Licensee.


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         6.2. Licensor shall have the sole right to send infringement notices and/or bring infringement actions. If requested to do so, Licensee shall reasonably cooperate with and assist Licensor in any such action, including joining the action as a party, if necessary, at Licensor's sole cost and expense.

7.       CONFIDENTIAL INFORMATION.

         The Parties acknowledge that they may disclose certain Confidential Information to the other Party. The Parties agree to be bound by the same confidentiality terms and conditions as in the Business Transfer Agreement.

8.       MISCELLANEOUS.

         8.1. Survival. Articles 4, 5 and 6 of this Agreement shall survive the termination of this Agreement for any reason.

         8.2. Incorporation by Reference. This Agreement shall incorporate by reference all provisions of Sections 3.14 and 5.16 of the Business Transfer Agreement.

         8.3. Supremacy. In the event of a conflict between the provisions of this Agreement and the Business Transfer Agreement, the provisions of the Business Transfer Agreement shall control.

         8.4. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such party.

         8.5. Complete Agreement; Amendments; Prior Agreements. This Agreement and the other agreements referred to herein contain the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior agreements or understandings written or oral between the parties with respect thereto. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by both parties hereto.

         8.6. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.





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                  IN WITNESS WHEREOF, the parties have executed this Software
License Agreement as of the date first above written.

                               RELIANCE INSURANCE COMPANY


                               By:/s/ George Terry Van Gilder
                                  ---------------------------------------------
                                    Name:       George Terry Van Gilder
                                    Title:      President & CEO

                               KEMPER CASUALTY, INC.


                               By:/s/ Dennis Kane
                                  ---------------------------------------------
                                    Name:       Dennis Kane
                                    Title:      President & CEO

                               KEMPER CASUALTY INSURANCE
                               COMPANY

                               By:/s/ Dennis Kane
                                  ---------------------------------------------
                                    Name:       Dennis Kane
                                    Title:      President & CEO


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                                                                      Schedule A

                            Software Errors and Bugs

                  PROGRAM                        ERROR OR BUG
                  -------                        ------------